                                                                   EXHIBIT 10(j)

                                FERRO CORPORATION
                             SUPPLEMENTAL EXECUTIVE
                            DEFINED CONTRIBUTION PLAN
                          (JANUARY 1, 2001 RESTATEMENT)

                                FERRO CORPORATION
                             SUPPLEMENTAL EXECUTIVE
                            DEFINED CONTRIBUTION PLAN
                          (JANUARY 1, 2001 RESTATEMENT)

SECTION                                                                 PAGE
                                   ARTICLE I
                                  DEFINITIONS

1.1    Definitions ..................................................      2
1.2    Construction .................................................      5

                                  ARTICLE II
                      ELIGIBILITY FOR PLAN PARTICIPATION                   6

                                  ARTICLE III
                      SUPPLEMENTAL MATCHING CONTRIBUTIONS

3.1    Supplemental Matching Contributions ..........................      7
3.2    Vesting of Supplemental Matching
         Contributions...............................................      7
3.3    Years of Vesting Service......................................      8

                                  ARTICLE IV
                               SEPARATE ACCOUNTS

4.1    Types of Separate Accounts ...................................      9
4.2    Adjustment of Separate Accounts ..............................      9
4.3    Election to Transfer into Company Stock.......................      9

                                   ARTICLE V
                                 DISTRIBUTION

5.1    Distribution Upon Termination of Employment ..................     10
5.2    Method of Distribution .......................................     10
5.3    Times of Payments.............................................     10
5.4    Distributions Upon Death......................................     10
5.5    Taxes.........................................................     10


                                      (i)

                                  ARTICLE VI
                                 BENEFICIARIES                            11

                                  ARTICLE VII
                           ADMINISTRATIVE PROVISIONS

7.1    Administration ...............................................     12
7.2    Powers and Authorities of the Board ..........................     12
7.3    Indemnification ..............................................     12

                                 ARTICLE VIII
                           AMENDMENT AND TERMINATION                      13

                                  ARTICLE IX
                                 MISCELLANEOUS

9.1    Non-Alienation of Benefits ...................................     14
9.2    Payment of Benefits to Others ................................     14
9.3    Qualified Domestic Relations Orders...........................     14
9.4    Plan Non-Contractual .........................................     15
9.5    Funding ......................................................     15
9.6    Claims of Other Persons ......................................     15
9.7    Severability .................................................     16
9.8    Governing Law ................................................     16

                                      (ii)

                                FERRO CORPORATION
                             SUPPLEMENTAL EXECUTIVE
                            DEFINED CONTRIBUTION PLAN
                          (JANUARY 1, 2001 RESTATEMENT)

      WHEREAS, effective as of January 1, 1996, Ferro Corporation (hereinafter referred to as the "Company") established the Ferro Corporation Supplemental Executive Defined Contribution Plan (hereinafter referred to as the "Plan") for the benefit of a select group of management or highly compensated employees employed by the Company or an Affiliate thereof whose benefits under the Ferro Corporation Savings and Stock Ownership Plan are limited or reduced by certain provisions of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"); and

      WHEREAS, the Company desires to amend the Plan in certain respects;

      NOW, THEREFORE, effective as of January 1, 2001, the Company hereby amends and restates the Plan as hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

      1.1 DEFINITIONS. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

            (a) AFFILIATE. The term "AFFILIATE" shall mean any member of a controlled group of corporations of which the Company is a member as determined under Section 414(b) of the Code; any member of a group of trades or businesses under common control with the Company as determined under Section 414(c) of the Code; any member of an affiliated service group of which the Company is a member as determined under Section 414(m) of the Code; and any other entity which is required to be aggregated with the Company pursuant to the provisions of Section 414(o) of the Code.

            (b) BENEFICIARY. The term "BENEFICIARY" shall mean the person who, in accordance with the provisions of Article VI, shall be entitled to receive a distribution hereunder in the event a Participant dies before his interest under the Plan has been distributed to him in full.

            (c) BOARD. The term "BOARD" shall mean the Board of Directors of the Company.

            (d) CASH FUND. The term "CASH FUND" shall man the deemed investment fund to which Supplemental Matching Contributions credited with respect to Plan Years beginning prior to January 1, 2001 were deemed deposited and credited thereafter with interest at a rate approved by the Committee.

            (e) COMMITTEE. The term "COMMITTEE" shall mean the Compensation and Organization Committee of the Board or a group of at least three members of the Board designated by the Compensation and Organization Committee of the Board to perform certain specified functions under the Plan.

            (f) COMPANY STOCK. The term "COMPANY STOCK" shall mean shares of common stock of the Company and/or preferred stock convertible into common stock of the Company.

            (g) COMPANY STOCK FUND. The term "COMPANY STOCK FUND" shall mean the deemed investment fund to which Supplemental Matching Contributions on and after January 1, 2001, are deemed deposited or transferred from the Cash Fund.

            (h) CHANGE OF CONTROL. The term "CHANGE OF CONTROL" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if and at such times as (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose appointment, election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) there is consummated a merger or consolidation of the Company or a subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or
      (iv) there is consummated the sale or disposition by the Company of all or substantially all the Company's assets.

            (i) CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

            (j) COMPANY. The term "COMPANY" shall mean Ferro Corporation, its corporate successors, and the surviving corporation resulting from any merger of Ferro Corporation with any other corporation or corporations.

            (k) COMPENSATION. The term "COMPENSATION" shall mean the compensation (as defined in Section 415(c)(3) of the Code) paid by the

      Company or an Affiliate to, or on behalf of, a Participant while a Participant during a Plan Year, including all wages and salary, commissions, bonuses, accrued vacation pay, Pre-Tax Contributions contributed under the SSOP, elective employer contributions made on behalf of the Participant that are not includible in gross income under Section 125 and Section 402(e)(3) of the Code, and deferred amounts under the Ferro Corporation Executive Employee Deferred Compensation Plan (formerly known as the Ferro Corporation Executive Employee Deferred Bonus Plan), but excluding relocation expense reimbursements (including mortgage interest differentials) or other expense allowances or fringe benefits which are paid with respect to a period following termination of employment, automobile allowance income, foreign service premiums, and any other extraordinary income, allowance, and welfare benefits.

            (l) DISABILITY. The term "DISABILITY" shall mean eligibility to receive disability benefits under a long-term disability plan maintained by the Company or an Affiliate.

            (m) FINANCIAL HARDSHIP. The term "FINANCIAL HARDSHIP" shall mean a severe and unexpected financial need for cash arising from (i) an illness or accident of the Participant or a member of his family, (ii) the loss of, or damage to, property (real or personal) of the Participant due to a casualty, or (ii) such other similar extraordinary and unforeseeable circumstance or emergency arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

            (n) FUND. The term "FUND" shall mean either the Cash Fund or the Company Stock Fund deemed to be maintained for purposes of the Plan.

            (o) PARTICIPANT. The term "PARTICIPANT" shall mean any employee of the Company or an Affiliate, who participates in the Plan pursuant to
      Article II of the Plan.

            (p) PLAN. The term "PLAN" shall mean the Ferro Corporation Supplemental Executive Defined Contribution Plan as set forth herein with all amendments, modifications, and supplements hereinafter made.

            (q) PLAN YEAR. The term "PLAN YEAR" shall mean the calendar year.

            (r) SSOP. The term "SSOP" shall mean the Ferro Corporation Savings and Stock Ownership Plan, as amended from time to time.

            (s) SEPARATE ACCOUNT. The term "SEPARATE ACCOUNT" shall mean the account maintained in the name of a Participant pursuant to Section 4.1 of the Plan.

            (t) SUPPLEMENTAL MATCHING CONTRIBUTIONS. The term "SUPPLEMENTAL MATCHING CONTRIBUTIONS" shall mean contributions credited to a Participant in accordance with the provisions of Section 3.1.

            (u) VALUATION DATE. The term "VALUATION DATE" shall mean the last day of each calendar year.

            (v) YEARS OF VESTING SERVICE. The term "YEARS OF VESTING SERVICE" shall mean service credited to a Participant under the provisions of
      Section 3.5.


      1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II
                       ELIGIBILITY FOR PLAN PARTICIPATION

      Any select management or highly compensated employee of the Company or an Affiliate who is classified as being in Salary Grade 22 or higher and whose contributions under the SSOP are limited due to the provisions of Section 401(a), Section 401(k), Section 401(m), Section 402(g), or Section 415 of the Code, shall become a Participant in the Plan as of the January 1 immediately following the date he is classified as being in Salary Grade 22 or higher, whichever occurs later.

                                   ARTICLE III
                       SUPPLEMENTAL MATCHING CONTRIBUTIONS

      3.1 SUPPLEMENTAL MATCHING CONTRIBUTIONS. Each Plan Year a Supplemental Matching Contribution shall be credited to the Separate Account of each Participant who makes the maximum 401(k) Contributions permitted under the SSOP for such Plan Year and (i) who is employed by the Company or an Affiliate on the last day of the Plan Year, or (ii) who died during the Plan Year, or (iii) who retired during the Plan Year and began receiving pension benefits under a defined benefit plan of the Company or an Affiliate, or (iv) who incurred a Disability during the Plan Year, or (v) who participated in the Ferro Corporation Executive Employee Deferred Compensation Plan (formerly known as the Ferro Corporation Executive Deferred Bonus Plan) during the Plan Year. Such Supplemental Matching Contribution shall be equal to the amount of Matching Contributions that would have been made under the SSOP for such Plan Year (i) if the 401(k) Contributions of such Participant under the SSOP had not been limited due to the provisions of the Code, and (ii) the Participant had elected to make 401(k) Contributions under the SSOP equal to 8 percent of his Compensation (including any deferrals made under the Ferro Corporation Executive Employee Deferred Compensation Plan), but minus the amount of Matching Contributions actually credited to such Participant under the SSOP for such Plan Year. Supplemental Matching Contributions made with respect to Plan Years beginning on or after January 1, 2001 shall be deemed to be made in Company Stock.

      3.2 VESTING OF SUPPLEMENTAL MATCHING CONTRIBUTIONS. A Participant shall become vested in the balance of his Separate Account pursuant to the following schedule.

               YEARS OF VESTING SERVICE                         PERCENTAGE VESTED
               ------------------------                         -----------------
               Less than 1 year                                         0%
               1 year, but less than 2                                 20%
               2 years, but less than 3                                40%
               3 years, but less than 4                                60%
               4 years, but less than 5                                80%
               5 years or more                                        100%

Notwithstanding the foregoing, a Participant who is employed by the Company or an Affiliate shall become 100% vested in his Separate Account upon the earlier of: (i) attainment of age 65, (ii) Disability, (iii) death, or (iv) a Change of Control.

      3.3 YEARS OF VESTING SERVICE. For purposes of determining the vested interest of a Participant in his Separate Account, a Participant shall be credited with Years of Vesting Service equal to the Years of Service with which he is credited under the SSOP.

                                   ARTICLE IV

                                SEPARATE ACCOUNTS

      4.1 TYPES OF SEPARATE ACCOUNTS. Each Participant shall have established in his name a Separate Account which shall reflect the Supplemental Matching Contributions credited to him under Section 3.1 and any adjustment thereto pursuant to Section 4.2.

      4.2 ADJUSTMENT OF SEPARATE ACCOUNTS. The Separate Account of a Participant shall be adjusted as of each Valuation Date to reflect the deemed investment of such Separate Accounts in the Cash Fund and the Company Stock Fund as determined by the Company.

      4.3 ELECTION TO TRANSFER INTO COMPANY STOCK. In accordance with procedures approved by the Committee, each Participant may elect to change the deemed investment of any percentage of the balance of his Separate Account deemed to be invested in the Cash Fund or the Company Stock Fund.

                                    ARTICLE V

                                  DISTRIBUTION

      5.1 TIME OF DISTRIBUTION. The entire value of a Participant's Separate Account shall be distributed to such Participant or his Beneficiary after the Disability of such Participant or the termination of such Participant's employment with the Company and its Affiliates, whichever occurs earlier; provided, however, that if a Participant makes an election under Section 5.3, the value of his Separate Account shall be distributed pursuant to such election.

      5.2 METHOD OF DISTRIBUTION. The portion of a Participant's Separate Account deemed invested in the Company Stock fund shall be distributed in Company Stock unless the Participant elects to receive such portion in cash, and the portion of a Participant's Separate Account deemed to be invested in the Cash Fund shall be distributed in cash.

      5.3 TIME OF PAYMENT. Except as otherwise provided in Section 5.4, distribution of the value of a Participant's Separate Account shall be made as soon as practicable after the Participant's termination of employment due to resignation, retirement, or other reason; provided, however, that any Participant who terminates employment due to retirement after attainment of age 55 under the Ferro Corporation Retirement Plan may elect no later than 30 days prior to his termination of employment to defer the payment of the value of his Separate Account to a date that is within the next subsequent five years pursuant to procedures approved by the Committee.

      5.4 DISTRIBUTIONS UPON DEATH. Upon the death of a Participant, the value of his Separate Account shall be paid to his Beneficiary as soon as practicable pursuant to the provisions of Article VI.

      5.5 TAXES. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Company shall cause the withholding of such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.

                                   ARTICLE VI

                                  BENEFICIARIES

      In the event a Participant dies before his interest under the Plan in his Separate Account has been distributed to him in full, any remaining interest shall be distributed pursuant to Section 5.4 to his Beneficiary, who shall be the person designated in writing and in the form and manner specified by the Company as his Beneficiary under the Plan. In the event a Participant does not designate a Beneficiary or his designated Beneficiary does not survive him, his beneficiary under the SSOP shall be his Beneficiary for Plan purposes.

                                   ARTICLE VII

                            ADMINISTRATIVE PROVISIONS

      7.1 ADMINISTRATION. Except as otherwise specifically provided herein with respect to the powers and responsibilities of the Committee, the Plan shall be administered by the Company in a manner that is generally consistent with the administration of the SSOP, as from time to time amended, except that the Plan shall be administered as an unfunded plan not intended to meet the qualification requirements of Section 401 of the Code.

      7.2 POWERS AND AUTHORITIES OF THE COMPANY. Except as otherwise specifically provided herein, the Company shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Company may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or a committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

      7.3 INDEMNIFICATION. In addition to whatever rights of indemnification a person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 7.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

      The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant who is receiving benefits under the Plan or whose Separate Account is credited with any Supplemental Matching Contributions thereto, unless an equivalent benefit is provided under another plan or program sponsored by the Company or an Affiliate.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 NON-ALIENATION OF BENEFITS. Except as provided in Section 9.3, no benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Committee may select.

      9.2 PAYMENT OF BENEFITS TO OTHERS. If any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 9.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

      9.3 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding the foregoing, the provisions of Section 9.1 shall not apply with respect to a "qualified domestic relations order." As used herein, a "qualified domestic relations order" shall mean a judgment, decree or order (including approval of any property settlement agreement) which relates to a provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant and which is made pursuant to the domestic relations or community property laws of any State. Any such order must comply with the provisions of Section 414(p) of the Code and with any regulations issued thereunder. The Company shall, in its sole discretion, establish such rules and regulations as it deems necessary to determine whether an order meets such requirements.

      9.4 PLAN NON-CONTRACTUAL. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company or an Affiliate to continue his employment with the Company or Affiliate, and nothing herein contained shall be construed as a commitment on the part of the Company or the Affiliate to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.

      9.5 FUNDING. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, the obligation of the Company under the Plan to provide a Participant or a Beneficiary with a benefit constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company. In addition, it is the intention of the Company that benefits credited to a Participant under the Plan shall not be included in the gross income of the Participants or their Beneficiaries until such time as benefits are distributed under the provisions of the Plan. If, at any time, it is determined that benefits under the Plan are currently taxable to a Participant or his Beneficiary, the currently amounts credited to the Participant's Separate Account which become so taxable shall be distributable immediately to him; provided, however, that in no event shall amounts so payable to a Participant exceed the value of his Separate Account.

      9.6 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

      9.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

      9.8 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

      EXECUTED at Cleveland, Ohio, this _______ day of ____________, 2001.

                                FERRO CORPORATION


                                By:_______________________________
                                   Title: